ITEM 77: ATTACHMENTS

SUB-ITEM 77C: Submission of matters to a vote of security holders

(a) A Special Meeting of Shareholders of the JNL Series Trust (JNL/PIMCO Total Return Bond Series) was held on March 14, 2000.

(b) The matter voted upon at the meeting and the number of affirmative votes, the number of negative votes, and the number of abstention votes cast with respect to each matter were as follows:

         1. To approve a New Investment Sub-Advisory Agreement between Jackson National Financial Services, LLC and Pacific Investment Management Company, which is substantially identical to the current Investment Sub-Advisory Agreement.

                                                             ABSTAIN
                           FOR               AGAINST            FROM
                           ---               -------       ---------

                           506,870.219       6,526.226    30,455.721


(a) A Special Meeting of Shareholders of the JNL Series Trust (Goldman Sachs/JNL Growth & Income) was held on April 20, 2000.

(b) The matters voted upon at the meeting and the number of affirmative votes and the number of negative votes cast with respect to each matter were as follows:

         1. To approve a change in sub-adviser for the Goldman Sachs/JNL Growth & Income Series form Goldman Sachs Asset Management to Janus Capital Corporation ("Janus Capital") and a proposed Investment Sub-Advisory Agreement between Jackson National Financial Services, LLC ("Adviser") and Janus Capital.

                                                                ABSTAIN
                           FOR                AGAINST              FROM
                           ---                -------          ---------

                           1,471,772.693      31,720.244      51,421.004


         2. To approve a proposed Amendment to the Investment Advisory Agreement between the Trust and the Adviser, which provides for a fee increase for the Goldman Sachs/JNL Growth & Income Series.

                                                                ABSTAIN
                           FOR               AGAINST               FROM
                           ---               -------           ---------

                           1,412,561.571     78,958.529       63,393.841


(a) Special Meeting of Shareholders of the JNL Series Trust (T. Rowe Price/JNL International Equity Investment Series) was held on April 20, 2000.

(b) The matters voted upon at the meeting and the number of affirmative votes and the number of negative votes cast with respect to each matter were as follows:




         1. To approve a change in sub-adviser for the T. Rowe Price/JNL International Equity Investment Series from Rowe Price-Fleming International, Inc., to Putnam Investment Management, Inc. ("Putnam")and a proposed Investment Sub-Advisory Agreement between Jackson National Financial Services, LLC ("Adviser")and Putnam with respect to this Series.

                                                                ABSTAIN
                           FOR               AGAINST               FROM
                           ---               -------          ---------

                           11,590,924.982    468,554.345     963,153.957


SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Series: JNL/Eagle Core Equity Series
Security: Aspect Medical Systems
Date of Purchase: 1/28/00
Amount of Purchase: $9,000
Purchase price: $15.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: Via Net.Works, Inc.
Date of Purchase: 2/11/00
Amount of Purchase: $21,000
Purchase price: $21.00
Purchased from: Donaldson Lufkin
Affiliated Underwriter: Raymond James & Assoc.

Series: Salomon Brothers/JNL Balanced Series
Security: Palm Inc.
Date of Purchase: 3/1/00
Amount of Purchase: $7,600
Purchase price: $38.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Salomon Smith Barney

Series: JNL/Eagle SmallCap Equity Series
Security: Net2000 Communications
Date of Purchase: 3/7/00
Amount of Purchase: $10,000
Purchase price: $20.00
Purchased from: Legg Mason
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: OTG Software
Date of Purchase: 3/10/00
Amount of Purchase: $15,200
Purchase price: $19.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.



Series: JNL/Eagle SmallCap Equity Series
Security: OTG Software
Date of Purchase: 3/10/00
Amount of Purchase: $23,750
Purchase price: $19.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.

Series: Salomon Brothers/JNL Balanced Series
Security: Infineon
Date of Purchase: 3/13/00
Amount of Purchase: $3,392
Purchase price: $33.92
Purchased from: DMG
Affiliated Underwriter: Salomon Smith Barney

Series: JNL/Eagle Core Equity Series
Security: Metlife Inc.
Date of Purchase: 4/5/00
Amount of Purchase: $1,168,500
Purchase price: $14.25
Purchased from: Goldman Sachs
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Lexicon Genetics
Date of Purchase: 4/7/00
Amount of Purchase: $242,000
Purchase price: $22.00
Purchased from: JP Morgan
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: Lexicon Genetics Inc.
Date of Purchase: 4/7/00
Amount of Purchase: $880,000
Purchase price: $22.00
Purchased from: JP Morgan
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: AT&T Wireless
Date of Purchase: 4/26/00
Amount of Purchase: $95,875
Purchase price: $29.50
Purchased from: First Boston & Merrill Lynch
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Alliance Growth Series
Security: AT&T Wireless
Date of Purchase: 4/26/00
Amount of Purchase: $634,250
Purchase price: $29.50
Purchased from: Merrill Lynch
Affiliated Underwriter: Donaldson, Lufkin & Jenrette

Series: JNL/Eagle Core Equity Series
Security: Accelerated Networks
Date of Purchase: 6/23/00
Amount of Purchase: $18,000
Purchase price: $15.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: Accelerated Networks
Date of Purchase: 6/23/00
Amount of Purchase: $25,500
Purchase price: $15.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.


For all transactions listed, the determination described in paragraph (h)(3) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.